DQE Energy Solutions, LLC and Subsidiaries Consolidating Statement of Income Year Ended December 31, 2004	Exhibit 99.3

	Energy Solutions	DH Energy, LLC	MT Energy, Inc.	DQE Power Inter - national, Inc. (a)	DES Corporate Services, Inc.	DES Synfuels Operating Services, Inc.	DQE Synfuels, LLC	DES Operating Services, Inc.	Eliminations	DQE Energy Solutions, LLC Consolidated
Operating Revenues:
Retail sales of electricity	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other	—	4,868,351	1,280,289	—	36,331	89,134	55,695,245	6,602,370	(139,731)	68,431,989

Total Operating Revenues	—	4,868,351	1,280,289	—	36,331	89,134	55,695,245	6,602,370	(139,731)	68,431,989

Operating Expenses:
Purchased power	—	—	—	—	—	—	—	—	—	—
Other operating and maintenance	537	5,483,333	769,243	174	(118,166)	718	21,536,679	5,098,643	(139,731)	32,631,430
Depreciation and amortization	—	636,979	—	—	95,562	—	1,194,081	—	—	1,926,622
Taxes other than income taxes	(29,957)	(27,933)	(63,686)	60	22,604	6,950	667	266	—	(91,029)

Total Operating Expenses	(29,420)	6,092,379	705,557	234	—	7,668	22,731,427	5,098,909	(139,731)	34,467,023
Operating Income	29,420	(1,224,028)	574,732	(234)	36,331	81,466	32,963,818	1,503,461	—	33,964,966
Other Income	342,580	(98,150)	—	43,091	—	—	1,196,549	—	(71,226)	1,412,844
Interest and Other Charges	—	17,481	6,802	—	—	—	129,426	—	(71,226)	82,483
Income Before Income Taxes	372,000	(1,339,659)	567,930	42,857	36,331	81,466	34,030,941	1,503,461	—	35,295,327
Income Tax Expense (Benefit)	130,200	(492,832)	246,392	15,000	14,366	36,972	12,058,001	585,451	—	12,593,550

Earnings Available for Common	$241,800	$(846,827)	$321,538	$27,857	$21,965	$44,494	$21,972,940	$918,010	$—	$22,701,777

(a)	Dissolved in September 2004.

DQE Energy Solutions, LLC and Subsidiaries
Consolidating Balance Sheet	Exhibit 99.3 (continued)
As of December 31, 2004

	Energy Solutions	DH Energy, LLC	MT Energy, Inc.	DQE Power International, Inc. (a)	DES Corporate Services, Inc.	DES Synfuels Operating Services, Inc.	DQE Synfuels, LLC	DES Operating Services, Inc.	Eliminations	DQE Energy Solutions, LLC Consolidated
Current Assets:
Cash and Temporary Cash Investments	$(43,498,364)	$—	$—	$—	$(13,315,485)	$—	$65,559,432	$8,657,511	$—	$17,403,094
Total Receivables, net	4,826,230	(1,376,029)	3,167,472	—	13,949,390	178,063	(12,093,360)	(2,934,214)	—	5,717,552
Materials & Supplies (at avg. cost)	—	—	—	—	—	—	—	—	—	—
Other Current Assets	—	23,465	7,368	—	293,751	—	154,334	12,071	—	490,989

Total Current Assets	(38,672,134)	(1,352,564)	3,174,840	—	927,656	178,063	53,620,406	5,735,368	—	23,611,635
Long-Term Investments	24,488,668	—	—	—	—	—	28,527,859	1,000	(44,575,836)	8,441,691
Property, Plant & Equipment:
Electric Plant in Service	—	—	—	—	—	—	—	—	—	—
Construction Work in Progress	—	—	—	—	—	—	—	—	—	—
Property Held Under Capital Leases	—	—	—	—	—	—	—	—	—	—
Property Held for Future Use	—	—	—	—	—	—	—	—	—	—
Other	—	7,872,453	—	—	994,398	—	20,361,399	—	—	29,228,250

Total	—	7,872,453	—	—	994,398	—	20,361,399	—	—	29,228,250
Less: Accum Depreciation and Amortization	—	(3,478,706)	—	—	(950,302)	—	(6,855,362)	—	—	(11,284,370)

Property, Plant & Equipment - Net	—	4,393,747	—	—	44,096	—	13,506,037	—	—	17,943,880
Other Non-Current Assets:
Regulatory Assets	—	—	—	—	—	—	—	—	—	—
Other Non-Current	—	—	—	—	—	—	—	—	—	—

Total Other Non-Current Assets	—	—	—	—	—	—	—	—	—	—

Total Assets	$(14,183,466)	$3,041,183	$3,174,840	$—	$971,752	$178,063	$95,654,302	$5,736,368	$(44,575,836)	$49,997,206

(a)	Dissolved in September 2004

DQE Energy Solutions, LLC and Subsidiaries
Consolidating Balance Sheet	Exhibit 99.3 (continued)
As of December 31, 2004

	Energy Solutions	DH Energy, LLC	MT Energy, Inc.	DQE Power International, Inc. (a)	DES Corporate Services, Inc.	DES Synfuels Operating Services, Inc.	DQE Synfuels, LLC	DES Operating Services, Inc.	Eliminations	DQE Energy Solutions, LLC Consolidated
Current Liabilities:
Notes Payable and Current Maturities	$—	$—	$—	$—	$—	$—	$228,639	$—	$—	$228,639
Accounts Payable	214,158	919,389	13,165	—	610,090	6,407	876,723	1,958,473	—	4,598,405
Accrued Liabilities	145,408	(452,927)	1,981,096	—	311,840	34,450	12,251,217	572,914	—	14,843,998
Dividends Declared	—	—	—	—	—	—	—	—	—	—
Other Current Liabilities	—	—	—	—	—	—	—	—	—	—

Total Current Liabilities	359,566	466,462	1,994,261	—	921,930	40,857	13,356,579	2,531,387	—	19,671,042
Non-Current Liabilities:
Deferred Income Taxes	—	31,802	—	—	(14,368)	—	1,416,946	—	—	1,434,380
Other	—	—	—	—	—	—	—	—	—	—

Total Non-Current Liabilities	—	31,802	—	—	(14,368)	—	1,416,946	—	—	1,434,380
Capitalization:
Long-Term Debt	—	—	—	—	—	—	1,562,581	—	—	1,562,581
Preferred & Preference Stock	—	—	—	—	—	—	—	—	—	—
Common Shareholder's Equity	(14,543,032)	2,542,919	1,180,579	—	64,190	137,206	79,318,196	3,204,981	(44,575,836)	27,329,203

Total Capitalization	(14,543,032)	2,542,919	1,180,579	—	64,190	137,206	80,880,777	3,204,981	(44,575,836)	28,891,784

Total Liabilities & Capitalization	$(14,183,466)	$3,041,183	$3,174,840	$—	$971,752	$178,063	$95,654,302	$5,736,368	$(44,575,836)	$49,997,206

(a) Dissolved in September 2004.